BY-LAWS

OF

SAVVLY 80+ FUND

(a Delaware Statutory Trust)

adopted August 3, 2026

Table of Contents

Page

Article I.Definitions   3

Article II.Offices and Seal   4

Section 2.1Principal Office   4

Section 2.2Delaware Office   4

Section 2.3Other Offices   4

Article III.Shareholders   5

Section 3.1Meetings   5

Section 3.2Place of Meeting   5

Section 3.3Notice of Meetings   5

Section 3.4Shareholders Entitled to Vote   5

Section 3.5Quorum   6

Section 3.6Adjournment   6

Section 3.7Proxies   6

Section 3.8Facilitation of Shareholder Communication   7

Section 3.9Record Dates   7

Article IV.Meetings of Trustees   7

Section 4.1Regular Meetings   7

Section 4.2Special Meetings   7

Section 4.3Notice   8

Section 4.4Waiver of Notice   8

Section 4.5Adjournment and Voting   8

Section 4.6Compensation   8

Section 4.7Quorum   8

Section 4.8Action without a Meeting   9

Article V.Committees   9

Section 5.1Committees of Trustees   9

Section 5.2Meetings and Action of Committees   9

Article VI.Chair of the Board; Officers   9

Section 6.1General 10

Section 6.2Election, Term of Office and Qualifications 10

Section 6.3Resignations and Removals 10

Section 6.4Vacancies and Newly Created Offices 11

Section 6.5Chair of the Board 11

Section 6.6Chief Executive Officer 11

Section 6.7President and Vice Presidents 11

Section 6.8Chief Financial Officer, Treasurer and Assistant Treasurers 12

Section 6.9Chief Compliance Officer 13

Section 6.10Secretary and Assistant Secretaries 13

Section 6.11Subordinate Officers

Article VII.Execution of Instruments; Voting of Securities 13

Section 7.1Execution of Instruments 13

Section 7.2Voting of Securities 14

Article VIII.Fiscal Year; Accountants 14

Section 8.1Fiscal Year 14

Section 8.2Accountants 14

Article IX.Amendments; Compliance with 1940 Act 14

Section 9.1Amendments 14

Section 9.2Compliance with 1940 Act 15

Article I

Definitions

The terms “By-Laws,” “1940 Act,” “Delaware Act,” “Shareholder,” “Shares,” “Trust,” “Trustees,” and “Trust Property,” have the meanings set forth below unless those same definitions are amended in the Amended and Restated Agreement and Declaration of Trust (the “Declaration”) of Savvly 80+ Fund dated August 3, 2026, as amended from time to time, in which case they shall have the meanings set forth in the Declaration.

“1940 Act” shall mean the Investment Company Act of 1940, as amended from time to time and the rules and regulations thereunder, and any order or orders thereunder which may from time to time be applicable to the Trust. References herein to specific sections of the 1940 Act shall be deemed to include such rules and regulations as are applicable to such sections as determined by the Trustees or their designees.

“By-Laws” shall mean the By-Laws of the Trust as amended from time to time.

“Delaware Act” shall mean Chapter 38 of Title 12 of the Delaware Code entitled “Treatment of Delaware Statutory Trusts,” as it may be amended from time to time.

“Shareholder” shall mean a record owner of Shares.

“Shares” shall mean each class or series of units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

“Trust” shall mean the Delaware statutory trust established under the Delaware Act by the Declaration, as from time to time amended.

“Trustees” shall mean the individuals who have signed the Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other individuals who may from time to time be duly elected or appointed, qualified and serving as Trustees in accordance with the provisions of Article III of the Declaration, and reference herein to a Trustee or the Trustees shall refer to such person or persons in his or her capacity or their capacities as trustees thereunder. Unless otherwise required by the context or specifically provided, any reference herein to the Trustees shall refer to the sole Trustee at any time that there is only one Trustee of the Trust.

“Trust Property” shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust or the Trustees.

Article II

Offices and Seal

Section 2.1.   Principal Office. The principal office of the Trust shall be located at 1035 Pearl Street, Suite 322, Boulder, CO 80302. The Trustees shall fix and, from time to time, may change the location of the principal executive office of the Trust at any place within or outside the State of Delaware.

Section 2.2.   Delaware Office. The Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

Section 2.3.   Other Offices. The Trust may establish and maintain such other offices and places of business within or without the State of Colorado as the Trustees may from time to time determine. The Trustees may at any time establish branch or subordinate offices at any place or places where the Trust intends to do business.

Article III

Shareholders

Section 3.1.   Meetings. No annual meetings of the Shareholders are required to be held. A Shareholders’ meeting for the election of Trustees and the transaction of other proper business may be held when authorized or required by the Declaration.

Section 3.2.   Place of Meeting. All Shareholders’ meetings shall be held at such place within or without the State of New York, or virtually, as the Trustees shall designate. Meetings of Shareholders shall be held at any place designated by the Trustees. In the absence of any such designation, Shareholders’ meetings shall be held at the principal executive office of the Trust.

Section 3.3.   Notice of Meetings. Notice of all Shareholders’ meetings, stating the time, place and purpose of the meeting, shall be given by the Secretary or an Assistant Secretary of the Trust by mail or, to the extent permitted by law, by electronic mail (“e-mail”) or other electronic transmission, as defined in the Delaware Act, to each Shareholder entitled to notice of and to vote at such meeting at his or her address of record on the register of the Trust or e-mail address or other address for electronic transmissions, if available. If no such address appears on the Trust’s books or is given, notice shall be deemed to have been given if sent to that Shareholder by mail or, to the extent permitted by law, by e-mail or other electronic transmission, as defined in the Delaware Act, to the Trust’s principal office. Such notice shall be given at least ten (10) days and not more than one hundred and twenty (120) days before the meeting. Such notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, or sent by e-mail or other electronic transmission, as applicable. Any adjourned meeting may be held as adjourned without further notice. No notice need be given (a) to any Shareholder if a written waiver of notice, executed before or after the meeting by such Shareholder or his or her attorney thereunto duly authorized, is filed with the records of the meeting, or (b) to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A waiver of notice need not specify the purposes of the meeting.

Section 3.4.   Shareholders Entitled to Vote. If, pursuant to Section 3.9 hereof, a record date has been fixed for the determination of Shareholders entitled to notice of and to vote at any Shareholders’ meeting, each Shareholder of the Trust entitled to vote in accordance with the applicable provisions of the Declaration, shall be entitled to vote, in person or by proxy, each Share or fraction thereof standing in his or her name on the register of the Trust at the time of determining net asset value on such record date. If the Declaration or the 1940 Act requires that Shares be voted by series or class, each Shareholder shall only be entitled to vote, in person or by proxy, each Share or fraction thereof of such series or class standing in his or her name on the register of the Trust at the time of determining net asset value on such record date. If no record date has been fixed for the determination of Shareholders entitled to notice of and to vote at a Shareholders’ meeting, such record date shall be at the close of business on the day on which notice of the meeting is mailed or sent by e-mail or other electronic transmission, as applicable, or, if notice is waived by all Shareholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

Section 3.5.   Quorum. The presence at any Shareholders’ meeting, in person or by proxy, of Shareholders entitled to cast one-third (33 1/3%) of the votes thereat shall be a quorum for the transaction of business, unless applicable law requires a larger number.

Section 3.6.   Adjournment. Any meeting of Shareholders, whether or not a quorum is present, may be adjourned for any lawful purpose by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time provided that no meeting shall be adjourned for more than six (6) months beyond the originally scheduled meeting date. In addition, any meeting of Shareholders, whether or not a quorum is present, may be adjourned or postponed by, or upon the authority of, the chair of the meeting or the Trustees to another date and time provided that no meeting shall be adjourned or postponed for more than six months beyond the originally scheduled meeting date. Any adjourned or postponed session or sessions may be held, within a reasonable time after the date set for the original meeting as determined by, or upon the authority of, the Trustees in their sole discretion without the necessity of further notice.

Section 3.7.   Proxies. Shares may be voted in person or by proxy. Any Shareholder may give authorization by telephone, facsimile, or by electronic transmission for another person to execute his or her proxy. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting.

Section 3.8.   Facilitation of Shareholder Communication. Subject to such reasonable standards as may be established by the Trustees from time to time, the Fund will not permit any Shareholder to inspect the list of Shareholders or otherwise to have access to the names of Shareholders, but will arrange, at the expense of any Shareholder or group of Shareholders that holds more than 1.0% of the Outstanding Common Shares, to facilitate that Shareholder’s or group of Shareholders’ communications with the other Shareholders. The foregoing shall be the only right a Shareholder has with respect to the access to books and records, or other information regarding the affairs, of the Trust and shall replace and restrict any default rights that a Shareholder might otherwise be entitled to under Section 3819 of the Delaware Act or otherwise.

Section 3.9.   Record Dates. The Trustees may fix in advance a date as a record date for the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting or any adjournment thereof, or to express consent in writing (including by electronic transmission) without a meeting to any action of the Trustees, or who shall receive payment of any dividend or of any other distribution, or for the purpose of any other lawful action, provided that such record date shall be not more than 120 days before the date on which the particular action requiring such determination of Shareholders is to be taken. In such case, subject to the provisions of Section 3.4, each eligible Shareholder of record on such record date shall be entitled to notice of, and to vote at, such meeting or adjournment, or to express such consent, or to receive payment of such dividend or distribution or to take such other action, as the case may be, notwithstanding any transfer of Shares on the register of the Trust after the record date.

Article IV

Meetings of Trustees

Section 4.1.   Regular Meetings. The Trustees from time to time shall provide by resolution for the holding of regular meetings for the election of officers and the transaction of other proper business and shall fix the place and time for such meetings to be held within or without the State of Colorado or by means of a video conference, conference telephone or other means if all individuals participating can hear each other at the same time.

Section 4.2.   Special Meetings. Special meetings of the Trustees shall be held whenever called by the Chair of the Board of Trustees of the Trust (the “Board”), the Chief Executive Officer (or, in the absence or disability of the Chief Executive Officer, by the President or any Vice President), the President (or, in the absence or disability of the President, by any Vice President), the Chief Financial Officer, the Secretary or two or more Trustees, at the time and place within or without the State of New York, or by means of a video conference, conference telephone or other means if all individuals participating can hear each other at the same time, as specified in the respective notices or waivers of notice of such meetings.

Section 4.3.   Notice. No notice of regular meetings of the Trustees shall be required except as required by the 1940 Act. Notice of each special meeting shall be mailed to each Trustee, at the Trustee’s residence or usual place of business, at least two (2) days before the day of the meeting, or shall be directed to the Trustee at such place by telegraph, telecopy or cable, or shall be sent to the Trustee’s usual or last known e-mail address or other address for electronic transmissions by e-mail or other electronic transmission, as applicable, or be delivered to the Trustee personally, at least twenty-four hours before the meeting. Every such notice shall state the time and place of the meeting but need not state the purposes thereof, except as otherwise expressly provided by these By-Laws or by statute. No notice of adjournment of a meeting of the Trustees to another time or place need be given if such time and place are announced at such meeting.

Section 4.4.   Waiver of Notice. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. A waiver of notice need not specify the purposes of the meeting.

Section 4.5.   Adjournment and Voting. At all meetings of the Trustees, a majority of the Trustees present, whether or not constituting a quorum, may adjourn the meeting, from time to time. The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Trustees unless the concurrence of a greater proportion is required for such action by law, by the Declaration or by these By-Laws.

Section 4.6.   Compensation. Each Trustee may receive such remuneration for his or her services as such as shall be fixed from time to time by resolution of the Trustees.

Section 4.7.   Quorum. One-third of the Trustees present at a meeting shall constitute a quorum for the transaction of business, but in no case shall a quorum be less than two Trustees.

Section 4.8.   Action Without a Meeting. Pursuant to the applicable provisions of the Declaration and Section 3806 of the Delaware Act, the Trustees may take any action required or permitted to be taken at any meeting of the Trustees or by any committee thereof without a meeting, if (i) a consent thereto is given in writing (including by electronic transmission) by a majority of the Trustees or Members of such committee, as the case may be, and (ii) such consent is filed with the records of the meetings. Consistent with the Declaration and Section 3806 of the Delaware Act, a consent given by electronic transmission by a Trustee or by a person or persons authorized to act for a Trustee shall be deemed to be written and signed.

Article V

Committees

Section 5.1.   Committees of Trustees. The Trustees may by resolution designate one or more committees, each consisting of two (2) or more Trustees, to serve at the pleasure of the Trustees. The Trustees may designate one or more Trustees as alternate members of any committee who may replace any absent member at any meeting of the committee. Any committee to the extent provided in the resolution of the Trustee, shall have the authority of the Trustees, except with respect to:

(a)           the approval of any action which under applicable law requires approval by a majority of the entire authorized number of Trustees or certain Trustees;

(b)           the filling of vacancies of Trustees;

(c)           the fixing of compensation of the Trustees for services generally or as a member of any committee;

(d)           the amendment or termination of the Declaration of Trust or any Series or Class or amendment of the By-Laws or the adoption of new By-Laws;

(e)           the amendment or repeal of any resolution of the Trustees which by its express terms is not so amendable or repealable;

(f)            a distribution to the Shareholders of the Trust, except at a rate or in a periodic amount or within a designated range determined by the Trustees; or

 (g)           the appointment of any other committees of the Trustees or the members of such new committees.

Section 5.2.   Meetings and Action of Committees. Meetings and action of committees shall be governed by and held and taken in accordance with the provisions of Article IV of these By-Laws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Trustees generally, except that the time of regular meetings of committees may be determined either by resolution of the Trustees or by resolution of the committee. Special meetings of committees may also be called by resolution of the Trustees. Alternate members shall be given notice of meetings of committees and shall have the right to attend all meetings of committees. The Trustees may adopt rules for the governance of any committee not inconsistent with the provisions of these By-Laws.

Article VI

Chair of the Board; Officers

Section 6.1.   General. The Board shall designate a Chair of the Board. The position of Chair of the Board shall not be that of an officer of the Trust. The designated officers of the Trust shall be a Chief Executive Officer, a President, a Secretary, a Treasurer and may include one or more Vice Presidents (one or more of whom may be Executive Vice Presidents), one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 6.11 of this Article VI.

Section 6.2.   Election, Term of Office and Qualifications. The Chair of the Board and the designated officers of the Trust (except those appointed pursuant to Section 6.11) shall be elected by the Trustees at any regular or special meeting of the Trustees. Except as provided in Sections 6.3 and 6.4 of this Article VI, the Chair of the Board and the officers elected by the Trustees each shall hold office until their respective successors shall have been chosen and qualified. Any two such positions may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law, the Declaration or these By-Laws to be executed, acknowledged or verified by any two or more officers. The Chair of the Board and the Chief Executive Officer shall be selected from among the Trustees and may hold such positions only so long as they continue to be Trustees. Any Trustee or officer may be but need not be a Shareholder of the Trust.

Section 6.3.   Resignations and Removals. The Chair of the Board or any officer may resign his or her position at any time by delivering a written resignation to the Trustees, the Chief Executive Officer, President, the Secretary or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any person may be removed from such position with or without cause by the vote of a majority of the Trustees at any regular meeting or any special meeting. Except to the extent expressly provided in a written agreement with the Trust, no person resigning and no person removed shall have any right to any compensation for any period following his or her resignation or removal or any right to damages on account of such removal.

Section 6.4.   Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Trustees at any regular or special meeting or, in the case of any office created pursuant to Section 6.11 of this Article VI, by any officer upon whom such power shall have been conferred by the Trustees.

Section 6.5.   Chair of the Board. The Chair of the Board shall preside at all meetings of the Trustees and shall be ex officio a member of all committees of the Trustees, except the Audit Committee, on which he or she may serve as a member if appointed. The Chair of the Board may be the chief executive officer of the Trust. Subject to the supervision of the Trustees, he or she shall have general charge of the business of the Trust, the Trust Property and the officers, employees and agents of the Trust. He or she shall have such other powers and perform such other duties as may be assigned to him or her from time to time by the Trustees.

Section 6.6.   Chief Executive Officer. The Trustees shall designate a Chief Executive Officer, which shall serve as the principal executive officer of the Trust. In the event of a vacancy, the President shall be the Chief Executive Officer of the Trust. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Trust, as determined by the Trustees, and for the management of the business and affairs of the Trust. The Chief Executive Officer shall have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust, except in cases where the execution thereof shall be expressly delegated by the Trustees or by these By-Laws to some other officer or agent of the Trust or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Trustees from time to time.

Section 6.7.   President and Vice Presidents. In the absence of a Chief Executive Officer, the President, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. If the Trust has a Chief Executive Officer, the President shall have the following responsibilities, as well as any responsibilities of the Chief Executive Officer delegated to the President. Subject to direction of the Trustees, the President shall have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust. Unless otherwise directed by the Trustees, the President shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The President shall have such further authorities and duties as the Trustees shall from time to time determine. In the absence or disability of the President, the Vice-Presidents in order of their rank as fixed by the Trustees or, if more than one and not ranked, the Vice-President designated by the Trustees, shall perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President. Subject to the direction of the Trustees, and of the President, each Vice-President shall have the power in the name and on behalf of the Trust to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Trustees or by the President.

Section 6.8.   Chief Financial Officer, Treasurer and Assistant Treasurers. The Chief Financial Officer shall be the principal financial and accounting officer of the Trust and shall have general charge of the finances and books of account of the Trust. Except as otherwise provided by the Trustees, he or she shall have general supervision of the funds and property of the Trust and of the performance by the custodian appointed pursuant to Section 3.1(s) of the Declaration of its duties with respect thereto. The Chief Financial Officer shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he or she shall in general perform all the duties incident to the office of the Chief Financial Officer and such other duties as from time to time may be assigned to him or her by the Trustees.

The Treasurer or any Assistant Treasurer may perform such duties of the Chief Financial Officer as the Chief Financial Officer or the Trustees may assign. In the absence of the Chief Financial Officer, the Treasurer may perform all duties of the Chief Financial Officer. In the absence of the Chief Financial Officer and the Treasurer, any Assistant Treasurer may perform all duties of the Chief Financial Officer.

Section 6.9.   Chief Compliance Officer. Subject to the ultimate control of the Trust by the Trustees, the Chief Compliance Officer of the Trust shall be responsible for the design, oversight and periodic review of the Trust’s procedures for compliance with applicable Federal securities laws. The designation, compensation and removal of the Chief Compliance Officer shall be subject to approval by the Trustees as contemplated by Rule 38a-1 under the Investment Company Act of 1940. The Chief Compliance Officer shall have other powers and perform such other duties as may be prescribed by the Trustees (collectively or by the Chair), the Chief Executive Officer or by these By-Laws.

Section 6.10.   Secretary and Assistant Secretaries. The Secretary shall attend to the giving and serving of all notices of the Trust and shall record all proceedings of the meetings of the Shareholders and Trustees in one or more books to be kept for that purpose. He or she shall keep in safe custody the seal of the Trust, and shall have charge of the records of the Trust, including the register of Shares and such other books and papers as the Trustees may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Trustee. He or she shall perform such other duties as appertain to his or her office or as may be required by the Trustees.

Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Trustees may assign, and, in the absence of the Secretary, he or she may perform all the duties of the Secretary.

Section 6.11.   Subordinate Officers. The Trustees from time to time may appoint such other subordinate officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more of the Chair of the Board, officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

Article VII

Execution of Instruments; Voting of Securities

Section 7.1.   Execution of Instruments. All deeds, documents, transfers, contracts, agreements, requisitions, orders, promissory notes, assignments, endorsements, checks and drafts for the payment of money by the Trust, and any other instruments requiring execution either in the name of the Trust or the names of the Trustees or otherwise may be signed by the Chair, the Chief Executive Officer, the President, a Vice President or the Secretary and by the Chief Financial Officer, Treasurer or an Assistant Treasurer, or as the Trustees may otherwise, from time to time, authorize, provided that instructions in connection with the execution of portfolio securities transactions may be signed by one such person. Any such authorization may be general or confined to specific instances.

Section 7.2.   Voting of Securities. Unless otherwise ordered by the Trustees, the Chair, the Chief Executive Officer, the President or any Vice President shall have full power and authority on behalf of the Trustees to attend and to act and to vote, or in the name of the Trustees to execute proxies to vote, at any meeting of stockholders of any company in which the Trust may hold stock. At any such meeting such person shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The Trustees may by resolution from time to time confer like powers upon any other person or persons.

Article VIII

Fiscal Year; Accountants

Section 8.1.   Fiscal Year. The fiscal year of the Trust shall be established, re-established or changed from time- to-time by resolution of the Trustees.

Section 8.2.   Accountants.

 (a)           The Trustees shall employ a public accountant or a firm of independent public accountants as their accountant to examine the accounts of the Trust and to sign and certify at least annually financial statements filed by the Trust. The accountant’s certificates and reports shall be addressed both to the Trustees and to the Shareholders.

 (b)           Any vacancy occurring due to the death or resignation of the accountant may be filled at a meeting called for the purpose by the vote, cast in person, of a majority of those Trustees who are not Interested Persons of the Trust.

Article IX

Amendments; Compliance with 1940 Act

Section 9.1.   Amendments. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

Section 9.2.   Compliance with 1940 Act. No provision of these By-Laws shall be given effect to the extent inconsistent with the requirements of the 1940 Act.